Exhibit 99.1

Zynerba Pharmaceuticals Announces Issuance of New Patent in EU for Zygel™

DEVON, Pa., November 22, 2021 – Zynerba Pharmaceuticals, Inc. (Nasdaq: ZYNE), the leader in innovative pharmaceutically-produced transdermal cannabinoid therapies for rare and near-rare neuropsychiatric disorders, today announced that the European Patent Office has issued Patent No. 3687513, titled “Treatment of Fragile X Syndrome and Autism with Cannabidiol,” which includes claims directed to methods of treating one or more behavioral symptoms of Fragile X syndrome and methods of treating one or more behavioral symptoms of autism spectrum disorder by transdermally administering a therapeutically effective amount of cannabidiol (CBD).

This new patent, which expires in 2038, is part of an expanding international intellectual property portfolio covering the Company's transdermal cannabidiol product candidate, Zygel™ CBD gel. There are currently five corresponding U.S. patents related to methods of treating Fragile X syndrome or autism spectrum disorder.

About Zynerba Pharmaceuticals, Inc.

Zynerba Pharmaceuticals is the leader in innovative pharmaceutically-produced transdermal cannabinoid therapies for rare and near-rare neuropsychiatric disorders. We are committed to improving the lives of patients and their families living with severe, chronic health conditions including Fragile X syndrome, autism spectrum disorder, 22q11.2 deletion syndrome, and a heterogeneous group of rare and ultra-rare epilepsies known as developmental and epileptic encephalopathies. Learn more at www.zynerba.com and follow us on Twitter at @ZynerbaPharma.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. Management’s expectations and, therefore, any forward-looking statements in this press release could also be affected by risks and uncertainties relating to a number of other factors, including the following: the Company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the Company’s expectations, projections and estimates regarding expenses, future revenue, capital requirements, incentive and other tax credit eligibility, collectability and timing, and availability of and the need for additional financing; the Company’s ability to obtain additional funding to support its clinical development programs; the results, cost and timing of the Company’s clinical development programs, including any delays to such clinical trials relating to enrollment or site initiation; clinical results for the Company’s product candidates may not be replicated or continue to occur in additional trials and may not otherwise support further development in a specified indication or at all; actions or advice of the U.S. Food and Drug Administration and foreign regulatory agencies may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional clinical trials; the Company’s ability to obtain and maintain regulatory approval for its product candidates, and the labeling under any such approval; the Company’s reliance on third parties to assist in conducting pre-clinical and clinical trials for its product candidates; delays, interruptions or failures in the manufacture and supply of the Company’s product candidates the Company’s ability to commercialize its product candidates; the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to service those markets; the Company’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators; the rate and degree of market acceptance of the Company’s product candidates; the Company’s expectations regarding its ability to obtain and adequately maintain sufficient intellectual property protection for its product candidates; the timing and outcome of current and future legal proceedings; and the extent to which health epidemics and other outbreaks of communicable diseases, including COVID-19, could disrupt our operations or adversely affect our business and financial conditions. This list is not exhaustive and these and other risks are described in the Company’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contact

Peter Vozzo

ICR Westwicke

Office: 443.213.0505

Cell: 443.377.4767

Peter.Vozzo@Westwicke.com

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